Exhibit 10.11

EXECUTION VERSION

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”), is made and entered into as of March 22, 2021 (the “Effective Date”), by and between Local Bounti Corporation, a Delaware corporation (the “Company”), and Cargill Financial Services International, Inc., a Delaware corporation (“Holder”).

Recitals

In order to induce Holder to enter into that certain Credit Agreement, dated as of March 22, 2021 (the “Credit Agreement”), between the Company, as Borrower, and Holder, as Lender, the Company has agreed to issue to Holder, upon the earliest to occur of a Qualified Equity Financing (as defined below), a Qualified SPAC Transaction (as defined below) or an Acquisition (as defined below), a Warrant (as defined below) to purchase such type/series (the “Class”) and number of shares of the Company (the “Warrant Shares” and, together with such Warrant and all shares of Common Stock (as defined below) or other securities, if any, issuable upon conversion of the Warrant, the “Securities”), and at such exercise price (the “Warrant Price”), as determined pursuant to this Agreement.

Terms

1. Definitions. Terms used in this Agreement and not otherwise defined shall have the meaning given to them in the Credit Agreement. In addition to terms separately defined in this Agreement, as used in this Agreement, the following terms have the following meanings:

“Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company on a consolidated basis; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s or, if the surviving or successor entity is a wholly-owned subsidiary, its parent’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power; provided, however, that an “Acquisition” shall not include a Qualified SPAC Transaction.

“Affiliate” means with respect to any specified entity, any other entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified entity, where the term “control”, “controlled”, or “controlling” as used in this definition means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Loan Amount” means $2,500,000.

“Qualified Equity Financing” means an equity financing pursuant to which the Company issues and sells shares of its equity securities to investors in an arm’s-length transaction for the principal purpose of raising capital and resulting in aggregate gross proceeds to the Company of not less than $35,000,000.

“Qualified SPAC Transaction” means a SPAC Transaction resulting in minimum cash to the balance sheet of the successor company of the SPAC Transaction, after the payment of transaction costs and expenses, of not less than $35,000,000.

“SPAC Transaction” means a transaction or series of transactions (whether by merger, consolidation, or transfer or issuance of Equity Interests or otherwise) whereby a special purpose acquisition company acquires all of the Equity Interests of the Company (or any surviving or resulting company).

“Warrant” means a warrant to purchase Warrant Shares issued by the Company pursuant to this Agreement and in the form set forth on Exhibit A.

2. Issuance of Warrant upon a Qualified Equity Financing, Qualified SPAC Transaction or Acquisition

(a) Issuance of Warrant. The Company shall issue a Warrant reflecting the Holder’s right to purchase such Class and number of Warrant Shares, and at such Warrant Price, as determined pursuant to Section 2(b) of this Agreement, following the earliest to occur of (the earliest date on which such event occurs being the “Issue Date”):

(i) The consummation of the first Qualified Equity Financing after the Effective Date;

(ii) Immediately prior to the consummation of a Qualified SPAC Transaction; or

(iii) Immediately prior to the consummation of any Acquisition other than a Qualified SPAC Transaction.

(b) Class; Shares; Exercise Price

(i) Qualified Equity Financing. If the Issue Date is determined pursuant to Section 2(a)(i), then:

(A) The Class of the Warrant Shares shall be the class of equity securities issued in the Qualified Equity Financing;

(B) The number of Warrant Shares shall be calculated by dividing (x) the Applicable Loan Amount by (y) 85% multiplied by cash price paid per share for the equity securities by the investors in the Qualified Equity Financing; and

(C) The Warrant Price per Warrant Share shall be equal to the amount provided for in clause (y) of Section 2(b)(i)(B).

(ii) Qualified SPAC Transaction. If the Issue Date is determined pursuant to Section 2(a)(ii), then:

(A) The Class of the Warrant Shares shall be common stock of the Company, par value $0.001 per share (the “Common Stock”);

(B) The number of Warrant Shares shall be calculated by dividing (x) the Applicable Loan Amount by (y) 85% multiplied by the value assigned to each share of Common Stock in such Qualified SPAC Transaction; and

(C) The Warrant Price per Warrant Share shall be equal to the amount provided for in clause (y) of Section 2(b)(ii)(B).

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(iii) Acquisition. If the Issue Date is determined pursuant to Section 2(a)(iii), then:

(A) The Class of the Warrant Shares shall be Common Stock;

(B) The number of Warrant Shares shall be calculated by dividing (x) the Applicable Loan Amount by (y) 85% multiplied by the value assigned to each share of Common Stock in such Acquisition; and

(C) The Warrant Price per Warrant Share shall be equal to the amount provided for in clause (y) of Section 2(b)(iii)(B).

(c) Warrant Closing; Deliveries. The closing of the Warrant issuance (the “Warrant Closing”) shall take place remotely via exchange of documents. At the Warrant Closing, the Company shall deliver the original Warrant dated as of the date of the Warrant Closing, duly executed by an authorized officer of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Holder as follows:

(a) The Warrant Shares and all shares of Common Stock or other securities, if any, issuable upon conversion of the Warrant Shares shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall, if applicable, at all times following the Issue Date described in Section 2(a) of this Agreement, cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class, Common Stock and other securities as will be sufficient to permit the exercise in full of the Warrant and the conversion of the Warrant Shares into Common Stock or such other securities.

(b) If the issuance of any of the Securities require approvals or registrations under applicable state “blue sky” or federal securities laws, the Company will use its commercially reasonable efforts to obtain such approvals or registrations as may be appropriate.

(c) Any corporate action required to be taken by the Board of Directors and/or stockholders of the Company in order to authorize the Company to enter into this Agreement and the Warrant, and to issue the applicable Securities has been taken or, with respect to the Securities, will be taken prior to the date of issuance of such Securities. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement and the Warrant and the performance of all respective obligations of the Company thereunder has been taken or, in the case of the Warrant, will be taken prior to date of issuance of the Warrant. This Agreement constitutes, and the Warrant will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Assuming the accuracy of the Holder’s representations and warranties in Section 4 of this Agreement, the execution, delivery and performance of the Agreement will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, (i) a default under any law applicable to the Company or any instrument, judgment, order, writ, decree, contract or

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agreement to which the Company is a party or by which its assets are bound except such defaults as would not reasonably be expected to materially and adversely affect the Company; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

4. Representations and Warranties of Holder. Holder represents and warrants to the Company as of the date hereof, and as of the date of issuance of the Warrant, as follows:

(a) Purchase for Own Account. The applicable Securities are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”). Holder also represents that it has not been formed for the specific purpose of acquiring any of the Securities.

(b) Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of the applicable Securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the applicable Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

(c) Investment Experience. Holder understands that the purchase of the Securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in the Securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in the applicable Securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

(d) Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(e) The Securities Act. Holder understands that the applicable Securities will not be registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands any Securities issued must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

5. Restrictive Legends.

(a) Legend. Holder understands that any certificates representing the Securities shall be stamped or imprinted with a legend substantially similar to the following (in addition to any other legend required by applicable law):

[THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER AND ANY SHARES ISSUABLE UPON CONVERSION THEREOF][THESE SECURITIES] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND[, EXCEPT AS SET FORTH IN SECTION 5.2 BELOW,] MAY NOT BE OFFERED, SOLD, PLEDGED OR

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OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

(b) Instructions Regarding Transfer Restrictions. Holder consents to the Company making a notation on its records and giving instructions to any transfer agent, if applicable, in order to implement the restrictions on transfer established in Section 5(a) of this Agreement.

(c) Removal of Legend. The legend identified in Section 5(a) of this Agreement stamped or imprinted on any certificate evidencing any Securities and any stock transfer instructions and record notations with respect to such Securities, if applicable, shall be removed and the Company shall issue a certificate without such legend to the holder of such Securities if (i) such Securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that a sale or transfer of such Securities may be made without registration or qualification. The Company agrees that it shall not require an opinion of counsel if (x) there is no material question as to the availability of Rule 144 promulgated under the Securities Act or (y) the transfer is to an Affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

6. Transfer of the Securities.

(a) Compliance with Securities Laws on Transfer. The Securities may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee.

(b) Transfer Procedure. The Warrant shall not be transferable without the prior written consent of the Company, except that Holder may transfer the Warrant to any Affiliate of Holder without the Company’s prior written consent. Subject to the foregoing sentence, with respect to any proposed offer, sale or other disposition of the Warrant to a non-Affiliate of Holder, Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, including the name, address and taxpayer identification number of the transferee.

7. General Provisions.

(a) Entire Agreement. This Agreement (including the Exhibit) constitutes the entire agreement among the parties and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, among the parties relating to the subject matter of, or the transactions contemplated by, this Agreement. Neither this Agreement nor any of its provisions may be modified, changed, waived, discharged, or terminated orally. This Agreement may only be modified, changed, waived, discharged, or terminated by an agreement in writing signed by the party against whom or which the enforcement of such modification, change, waiver, discharge, or termination is sought.

(b) Assignment, Successors and Assigns. The rights and obligations under this Agreement may be assigned by Holder only with the prior written consent of the Company, exercisable in its sole and absolute discretion, except that Holder may assign its rights and obligations under this Agreement to any Affiliate of Holder without the Company’s prior written consent. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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(c) Notices. All notifications, requests, demands, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given when mailed (with return receipt requested), emailed, faxed (which is confirmed), or sent via a recognized overnight courier service such as Federal Express, to the parties at the addresses set forth on the signature page, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(f) Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party in such shall be entitled to receive from the non-prevailing party the prevailing party’s reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

(g) No Further Obligations. The Company acknowledges and agrees that the Holder has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than with regard to the Credit Agreement. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by the Holder or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any the Holder or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by the Holder and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. The Holder shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

(h) Certain Remedies. Each party acknowledges and agrees that the other party would be damaged irreparably if this Agreement is not performed in accordance with its terms or otherwise is breached and that a party will be entitled to an injunction and other equitable relief (without posting any bond or other security) to prevent breaches hereof and to enforce specifically this Agreement and its terms in addition to any other remedy to which such party may be entitled hereunder.

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IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed and delivered this Agreement as of the Effective Date.

LOCAL BOUNTI CORPORATION

By:	/s/ Dave Vosburg

Name:	Dave Vosburg
Title:	Acting Chief Financial Officer and Chief Operating Officer

Address per Section 7(c):

490 Foley Lane Hamilton, MT 59840 Attn: Dave Vosburg Email: dave@localbounti.com

CARGILL FINANCIAL SERVICES INTERNATIONAL, INC.

By:	/s/ Jennifer Campbell

Name:	Jennifer Campbell
Title:	Trade Finance Specialist

Address per Section 7(c):

9320 Excelsior Boulevard, MS 142 Hopkins, MN 55343 Attn: Erik Haugen Tel. No.: (952) 984-0574 Fax No.: (952) 249-4416 Email: Erik_Haugen@cargill.com

[Signature Page to Warrant Agreement]

EXHIBIT A

Form of Warrant to Purchase Stock

(see attached)

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER AND ANY SHARES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTION 5.2 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

FORM OF WARRANT TO PURCHASE STOCK

Company: Local Bounti Corporation, a Delaware corporation

Number of Shares: [            ]1, subject to adjustment as provided in this Warrant

Type/Series of Stock: [                    ]2, subject to adjustment as provided in this Warrant

Warrant Price: [            ]3, subject to adjustment as provided in this Warrant

Issue Date: [                    ]

Expiration Date: Five years following the Issue Date. See also Sections 1.7(a) and 5.1(a).

Background: This Warrant to Purchase Stock (“Warrant”) is issued in connection with that certain Warrant Agreement, dated as of March 22, 2021 (the “Warrant Agreement”), between the Company and Holder (as defined below)

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, Cargill Financial Services International, Inc. (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”), is entitled to purchase up to the number of fully paid and non-assessable shares (the “Shares”) of the Type/Series of Stock (the “Class”) provided for above of Local Bounti Corporation, a Delaware corporation (the “Company”), at the Warrant Price provided for above, all as set forth in, as adjusted pursuant to, and upon the terms and conditions set forth in this Warrant.

SECTION 1. EXERCISE.

1.1 Vesting. As of the Issue Date of this Warrant set forth above, all of the Shares are vested and exercisable.

1.2 Method of Exercise. Holder may, from time to time, during the Exercise Period (as defined below), exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.3, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.3 Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.2 above, but otherwise in accordance with the

[1]	To be determined pursuant to Section 2(b) of the Warrant Agreement.
[2]	To be determined pursuant to Section 2(b) of the Warrant Agreement
[3]	To be determined pursuant to Section 2(b) of the Warrant Agreement.

requirements of Section 1.2, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X=	Y(A-B)/A

where:

X=	the number of Shares to be issued to the Holder;
Y=	the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);
A=	the Fair Market Value (as determined pursuant to Section 1.4 below) of one Share; and
B=	the Warrant Price.

1.4 Fair Market Value. If the Common Stock is then traded on a nationally recognized securities exchange (a “Trading Market”) and the Class is Common Stock, then the fair market value of a Share shall be the closing price or last sale price of a share of the Common Stock reported for the trading day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Common Stock is then traded on a Trading Market and the Class is convertible into Common Stock, then the fair market value of a Share shall be the closing price or last sale price of a share of the Common Stock reported for the trading day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company multiplied by the number of shares of Common Stock into which a Share is then convertible. If the Common Stock is not traded in a Trading Market, then the Board of Directors of the Company (the “Board”) shall determine the fair market value of a Share in its reasonable good faith judgment.

1.5 Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.2 or 1.3 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.6 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.7 Mandatory Exercise Transactions; Other Acquisitions.

(a) Mandatory Exercise Transactions. So long as this Warrant is outstanding, if the Company proposes to enter into a Mandatory Exercise Transaction (as defined below), then this Warrant shall automatically be deemed to be Cashless Exercised pursuant to Section 1.3 above as to all Shares effective immediately prior to, and contingent upon, the consummation of such Mandatory Exercise Transaction. In connection with such Cashless Exercise, Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as the date thereof and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon exercise. In the event of a Mandatory Exercise Transaction where the fair market value of one Share as determined in accordance with Section 1.4 above would be less than the Warrant Price in effect immediately prior to such Mandatory Exercise Transaction, then this Warrant will expire immediately prior to the consummation of such Mandatory Exercise Transaction. Notwithstanding anything set forth in Section 1.5, no certificate representing the Shares shall be required to be delivered to the extent that such Mandatory Exercise Transaction will result in all of the outstanding shares of the Class being reclassified, exchanged, combined, substituted, or replaced for, into, with or by securities of a different class and/or series and Holder shall instead participate in such Mandatory Exercise Transaction on the same terms as other holders of outstanding shares of the Class.

(b) Certain Definitions. For the purposes of this Warrant:

(i) “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company on a consolidated basis; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s or, if the surviving or successor entity is a wholly-owned subsidiary, its parent’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power; provided, however, that an “Acquisition” shall not include a Qualified SPAC Transaction.

(ii) “Mandatory Exercise Transaction” means the occurrence of any of the following: (x) the consummation of an Acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash (a “Cash Acquisition); or (y) the consummation by the Company of a plan of complete liquidation or dissolution of such the Company.

(c) Treatment on Other Acquisitions. Upon the closing of a Qualified SPAC Transaction or any other Acquisition other than a Cash Acquisition, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

1.8 Stockholder Agreements. As a condition precedent to any exercise of this Warrant into or for the Shares, Holder (or such other person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant) shall be required to execute and become a party to any voting agreement, investors’ rights agreement, registration rights agreement, right of first refusal and co-sale agreement of the Company that the holders of the Class who are financial investors are then generally a party thereto, unless such Holder is already a party thereto.

SECTION 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1 Stock Dividends, Splits, Etc. If, on or after the Issue Date, the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in common stock or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If, on or after the Issue Date, the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If, on or after the Issue Date, the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

2.3 Conversion of Preferred Stock. If the Class is a class and series of the Company’s preferred stock that is convertible into Common Stock, if all outstanding shares of the Class are converted, automatically or by action of the holders thereof, into Common Stock pursuant to the provisions of the Company’s Certificate of Incorporation, including in connection with the Company’s initial, underwritten public offering and sale of Common Stock pursuant to an effective registration statement under the Act (the “IPO”), then from and after the date on which all outstanding shares of the Class have been so converted (and to the extent a Mandatory Exercise Transaction shall not have occurred), this Warrant shall be exercisable for such number of shares of Common Stock into which the Shares would have been converted had the Shares been outstanding on the date of such conversion, and the Warrant Price shall equal the Warrant Price in effect as of immediately prior to such conversion divided by the number of shares of Common Stock into which one Share would have been converted, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

2.4 Adjustments for Diluting Issuances. Without duplication of any adjustment otherwise provided for in this Section 2, the number of shares of Common Stock issuable upon conversion of the Shares shall be subject to anti-dilution adjustment from time to time in the manner as may be set forth in the Company’s Certificate of Incorporation as if the Shares were issued and outstanding on and as of the date of any such required adjustment.

2.5 No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.4 above) of a full Share, less (ii) the then-effective Warrant Price.

2.6 Notice/Certificate as to Determinations and Adjustments. Upon each determination or adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within seven (7) Business Days (as defined in the Credit Agreement) setting forth the determinations or adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such determination or adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such determination or adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such determination or adjustment.

SECTION 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

(a) All Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class, Common Stock and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion of the Shares into Common Stock or such other securities.

(b) If any securities to be reserved for the purpose of exercise of this Warrant require approvals or registrations under applicable state “blue sky” or federal securities laws, the Company will use its commercially reasonable efforts to obtain such approvals or registrations as may be appropriate.

(c) All corporate action required to be taken by the Board and stockholders in order to authorize the Company to enter into this Warrant, and to issue this Warrant and Shares which may be issued upon the exercise of this Warrant acquirable upon exercise hereof, and any securities issuable upon conversion of such Shares, has been taken or will be taken prior to the Issue Date. All action on the part of the officers of the Company necessary for the execution and delivery of this Warrant and the performance of all obligations of the Company hereunder has been taken. This Warrant constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Assuming the accuracy of the Holder’s representations and warranties in Section 4, the execution, delivery and performance of this Warrant will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, (i) a default under any law applicable to the Company or any instrument, judgment, order, writ, decree, contract or agreement to which the Company is a party or by which its assets are bound except such defaults as would not reasonably be expected to materially and adversely affect the Company; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

3.2 Notice of Certain Events. If the Company proposes at any time to:

(a) declare any dividend or distribution upon the outstanding shares of the Class or the Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b) offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights);

(c) effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class;

(d) effect a Qualified SPAC Transaction or any other Acquisition or to liquidate, dissolve or wind up; or

(e) effect an IPO;

then, in connection with each such event, the Company shall give Holder:

(1) in the case of the matters referred to in (a) and (b) above, at least seven (7) Business Days prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any;

(2) in the case of the matters referred to in (c) and (d) above at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such event giving rise to the notice); and

(3) with respect to the IPO, at least seven (7) Business Days prior written notice of the date on which the Company proposes to file its registration statement in connection therewith.

The Company will also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

SECTION 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant and any securities to be acquired upon conversion thereof by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2 Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3 Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4 Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5 The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof and any securities exercisable upon conversion thereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof and any securities exercisable upon conversion thereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

4.6 No Stockholder Rights. Without limiting any term or provision of this Warrant, Holder agrees that, as a Holder of this Warrant, it will not have any rights as a stockholder in respect of the Shares issuable on exercise hereof until the exercise of this Warrant.

SECTION 5. MISCELLANEOUS.

5.1 Term; Automatic Cashless Exercise Upon Expiration.

(a) Term. Subject to the provisions of Section 1.7 above, this Warrant is exercisable in whole or in part at any time and from time to time on or after Issue Date and on or before 5:00 PM, Central time, on the Expiration Date (such period being the “Exercise Period”) and shall be void after the end of the Exercise Period.

(b) Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.4 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.3 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder.

5.2 Transfer Procedure. Sections 5 and 6 of the Warrant Agreement shall govern the transfer of all or part of this Warrant by the Holder. In connection with any proposed transfer, the Holder will give the Company notice of the portion of the Warrant proposed to be transferred (which shall be in the form attached hereto as Appendix 2 and shall be accompanied by surrender of this Warrant for reissuance to the transferee(s) (and Holder if applicable)).

5.3 Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.3. All notices to the Holder shall be addressed as follows until the Company receives notice of a change in address:

Cargill Financial Services International, Inc.

Attn: Erik Haugen

9320 Excelsior Boulevard

MS 142

Hopkins, MN 55343

Telephone: 952-984-0574

Facsimile: 952-249-4416

Email: Erik_Haugen@cargill.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Local Bounti Corporation

Attn: Dave Vosburg

490 Foley Lane

Hamilton, MT 59840

Telephone: (650) 713-7086

Email: dave@localbounti.com

with a copy to:

King & Spalding LLP

Attention: Jonathan M.A. Melmed

1185 Avenue of the Americas

New York, NY,

Attention Telephone: (212) 556-2344;

Email: jmelmed@kslaw

5.4 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.5 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.6 Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.7 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

5.8 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.9 Definitions; Interpretation. Capitalized terms used and not defined herein have the respective meanings given to such terms in the Warrant Agreement (or, if not specifically defined therein, in the Credit Agreement). In the event that the last day for performance of an act or the exercise of a right hereunder falls on a day other than a Business Day, then the last day for such performance shall be the first Business Day immediately following the otherwise last day for such performance or such exercise.

[Remainder of page left blank intentionally; signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

LOCAL BOUNTI CORPORATION

By:
Name:
(Print)
Title:

“HOLDER”

CARGILL FINANCIAL SERVICES INTERNATIONAL, INC.

By:
Name:
(Print)
Title:

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned Holder hereby exercises its right to purchase                  shares of the [insert Type/Class] of Local Bounti Corporation (the “Company”) in accordance with the attached Warrant to Purchase Stock, and tenders payment of the aggregate Warrant Price for such shares as follows:

☐	check in the amount of $ payable to order of the Company enclosed herewith

☐	Wire transfer of immediately available funds to the Company’s account

☐	Cashless Exercise pursuant to Section 1.3 of the Warrant

☐	Other [Describe]

2. Please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Stock as of the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

APPENDIX 1

APPENDIX 2

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                      the right represented by the attached Warrant to purchase shares of the [insert Type/Class] of Local Bounti Corporation (the “Company”) to which the attached Warrant relates, and appoints                      Attorney to transfer such right on the books of the Company, with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of:

APPENDIX 2